CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Prospectus/Proxy
Statement on Form N-14 of our report dated January 26, 2005, relating to the financial statements and financial highlights which appears in the December 31,
2004 Annual Report to Shareholders of Clipper FundSM, Inc., which is also incorporated by reference into the Prospectus/Proxy Statement. We also consent to the references to us under the headings "Independent Auditors", "Experts" and
"Representations and Warranties" in such Registration Statement.

PricewaterhouseCoopers LLP
Los Angeles, California
February 24, 2006